MORGAN STANLEY TRUST COMPANY
                              One Pierrepont Plaza
                            Brooklyn, New York 11202

                                                July 18, 1995

STANDISH, AYER & WOOD INVESTMENT TRUST

                   re: Custody Agreement and Procedures Manual

Gentlemen:

      We refer to the custody agreement (the "Agreement") dated February 17, 1993 between MORGAN STANLEY TRUST COMPANY (the "Custodian") and STANDISH, AYER & WOOD INVESTMENT TRUST, with respect to STANDISH INTERNATIONAL EQUITY FUND (the "Client"), and the Procedures Manual which is a part thereof (the "Procedures Manual"). We hereby agree to amend the terms and procedures described in the Agreement as follows (Defined terms in this letter are used as defined in the Agreement and "Section" numbers used below refer to the section numbers in the Agreement):

      1. Client Services Guide. The procedures the Custodian and the Client will use in performing activities in connection with the Agreement are hereafter set forth in a client services guide provided to the Client by the Custodian, as such guide may be amended from time to time by the Custodian by written notice to the Client (the "Client Services Guide"). Accordingly, all references in the Agreement to the term "Procedures Manual" (or to any provision thereof) shall refer instead to the "Client Services Guide", and the last two sentences of
Section 1 are deleted.

      2. Appendices. (a) Appendixes 1, 2 and 3 attached hereto are hereby made a part of the Agreement, as a record of, respectively: (a) the documents and items provided by the Client under the Agreement; (b) the accounts established in the name of the Client on the Custodian's books and records; and (c) the Client's "Authorized Persons" under the Agreement.

      3. Additional Accounts. The following sentence is hereby added to the end of Section 1:

      Upon receipt of Authorized Instructions (as defined below) and appropriate documentation, the Custodian shall open additional Accounts for the Client. Upon the Custodian's confirmation to the Client of the opening of such additional Accounts, or of the closing of Accounts, Appendix 2 shall be deemed automatically amended or supplemented accordingly.

      4. Authorized Instructions; Authorized Persons. Section 9 is amended by adding the following to the end thereof:

      Except as otherwise provided herein, all payments of monies, all transfers, exchanges or deliveries of Property and all responses to corporate actions shall be made or taken only upon receipt by the Custodian of Authorized Instructions, which may be issued only by Authorized Persons; provided that such Authorized Instructions are timely received by the Custodian. "Authorized Person" means each of the persons or entities identified on Appendix 3 as amended from time to time by written notice from the Client to the Custodian. The Client represents and warrants to the Custodian that each Authorized person listed in Appendix 3, as amended from time to time, is authorized to issue Authorized Instructions on behalf of the Client. Prior to the delivery of the Property to the Custodian, the Custodian shall provide a list of designated system user ID numbers and passwords that the Client shall be responsible for assigning to Authorized Persons. The Custodian shall assume that an electronic transmission received and identified by a system user ID number and password was sent by an Authorized Person. The Custodian agrees to provide additional designated system user ID numbers and passwords as needed by the Client. Upon the issuance of additional workstation user ID's by the Custodian to the Client, Appendix 3 shall be deemed automatically amended accordingly. The Client authorizes the Custodian to receive, act and rely upon any Authorized Instructions received by the Custodian which have been issued, or which the Custodian reasonably believes have been issued, by an Authorized Person.

      5. Standard of Care; Indemnification. Section 14 is amended by adding the following to the end thereof:

      In addition, the Client shall indemnify the Custodian and Subcustodians and any nominee for, and hold each of them harmless from, any liability, loss or expense (including attorneys' fees and disbursements) incurred in connection with this Agreement; provided that such indemnity will not apply to any liability, loss or expense caused by the negligence or willful misconduct of the Custodian or a Subcustodian.

      6. Direction of the Custodian.

      a. In Section 6(d), the following words are hereby deleted: "and then only upon receipt of such exchanged or purchased monies".

      b. In Section 6(g), the words "explicit instructions of the Client accompanied by evidence reasonably acceptable to the Custodian as to the authorization of such

      "payment" are hereby deleted and replaced with the words "Authorized Instructions (as hereinafter defined)".

      c. The following words in Section 6 (after subsection (g)) are hereby deleted: ("as hereinafter defined) from the Client which shall specify the purpose for which the payment is to be made".

      d. In Section 7(e), the words "explicit instructions of the Client accompanied by evidence reasonably acceptable to the Custodian as to the authorization of such transfer, exchange or delivery" are hereby deleted and replaced with the words "Authorized Instructions".

      e. The following words in Section 7 (after subsection (e)) are hereby deleted: "of the Client which shall specify the purpose for which the transfer, exchange or delivery is to be made".

      Please acknowledge your agreement to the foregoing amendments by signing where provided below.

                          MORGAN STANLEY TRUST COMPANY


                                    By:____________________________________
                                       Name:
                                       Title:

Agreed and accepted:

STANDISH, AYER & WOOD INVESTMENT TRUST
 with respect to STANDISH INTERNATIONAL EQUITY FUND

By:___________________
   Authorized Signature

                          MORGAN STANLEY TRUST COMPANY
                              One Pierrepont Plaza
                            Brooklyn, New York 11202

                                       December 9, 1994

STANDISH, AYER & WOOD INVESTMENT TRUST

                   re: Custody Agreement and Procedures Manual

Gentlemen:

   We refer to the custody agreement (the "Agreement") dated February 17, 1993 between MORGAN STANLEY TRUST COMPANY (the "Custodian") and STANDISH, AYER & WOOD INVESTMENT TRUST, with respect to STANDISH INTERNATIONAL EQUITY FUND (the "Client"), and the Procedures Manual which is a part thereof (the "Procedures Manual"). We hereby agree to amend the terms and procedures described in the Agreement as follows (Defined terms in this letter are used as defined in the Agreement and "Section" numbers used below refer to the section numbers in the Agreement):

   1. Client Services Guide. The procedures the Custodian and the Client will use in performing activities in connection with the Agreement are hereafter set forth in a client services guide provided to the Client by the Custodian, as such guide may be amended from time to time by the Custodian by written notice to the Client (the "Client Services Guide"). Accordingly, all references in the Agreement to the term "Procedures Manual" (or to any provision thereof) shall refer instead to the "Client Services Guide", and the last two sentences of
Section 1 are deleted.

   2. Appendices. (a) Appendices 1, 2 and 3 attached hereto are hereby made a part of the Agreement, as a record of, respectively: (a) the documents and items provided by the Client under the Agreement; (b) the accounts established in the name of the Client on the Custodian's books and records; and (c) the Client's "Authorized Persons" under the Agreement.

   3. Additional Accounts. The following sentence is hereby added to the end of
Section 1:

   Upon receipt of Authorized Instructions (as defined below) and appropriate documentation, the Custodian shall open additional Accounts for the Client. Upon the Custodian's confirmation to the Client of the opening of such additional Accounts, or of the closing of Accounts, Appendix 2 shall be deemed automatically amended or supplemented accordingly.

   4. Authorized Instructions; Authorized Persons. Section 9 is amended by adding the following to the end thereof.

   Except as otherwise provided herein, all payments of monies, all transfers, exchanges or deliveries of Property and all responses to corporate actions shall be made or taken only upon receipt by the Custodian of Authorized Instructions, which may be issued only by Authorized Persons; provided that such Authorized Instructions are timely received by the Custodian. "Authorized Person" means each of the persons or entities identified on Appendix 3 as amended from time to time by written notice from the Client to the Custodian. The Client represents and warrants to the Custodian that each Authorized Person listed in Appendix 3, as amended from time to time, is authorized to issue Authorized Instructions on behalf of the Client. Prior to the delivery of the Property to the Custodian, the Custodian shall provide a list of designated system user ID numbers and passwords that the Client shall be responsible for assigning to Authorized Persons. The Custodian shall assume that an electronic transmission received and identified by a system user ID number and password was sent by an Authorized Person. The Custodian agrees to provide additional designated system user ID numbers and passwords as needed by the Client. The Client authorizes the Custodian to issue new workstation user ID's upon the request of a previously existing Authorized person. Upon the issuance of additional workstation user ID's by the Custodian to the Client, Appendix 3 shall be deemed automatically amended accordingly. The Client authorizes the Custodian to receive, act and rely upon any Authorized Instructions received by the Custodian which have been issued, or purport to have been issued by an Authorized Person.

   5. Standard of Care; Indemnification. Section 14 is amended by adding the following to the end thereof:

   In addition, the Client shall indemnify the Custodian and Subcustodians and any nominee for, and hold each of them harmless from, any liability, loss or expense (including attorneys' fees and disbursements) incurred in connection with this Agreement, including without limitation, (i) as a result of the Custodian having acted or relied upon any Authorized Instructions or (ii) arising out of any such person acting as a nominee or holder of record of Securities.

   6. Discretion of the Custodian.

   a. In Section 6(d), the following words are hereby deleted: "and then only upon receipt of such exchanged or purchased monies".

   b. In section 6(g), the words "explicit instructions of the Client accompanied by evidence reasonably acceptable to the Custodian as to the authorization of such payment" are hereby deleted and replaced with the words "Authorized Instructions (as hereinafter defined)".

   c. The following words in Section 6 (after subsection (g)) are hereby deleted: "(as hereinafter defined) from the Client which shall specify the purpose for which the payment is to be made".

   d. In Section 7(e), the words "explicit instructions of the Client accompanied by evidence reasonably acceptable to the Custodian as to the authorization of such transfer, exchange or delivery" are hereby deleted and replaced with the words "Authorized Instructions".

   e. The following words in Section 7 (after subsection (e)) are hereby deleted: "of the Client which shall specify the purpose for which the transfer, exchange or delivery is to be made".

   Please acknowledge your agreement to the foregoing amendments by signing where provided below.

                              MORGAN STANLEY TRUST COMPANY


                              By:   _/s/____________________________
                                    Name:
                                    Title:

Agreed and accepted:

STANDISH, AYER & WOOD INVESTMENT TRUST
 with resect to STANDISH INTERNATIONAL EQUITY FUND


By_____________________
   Authorized Signature

                                                                    APPENDIX 1

                              Account Documentation

REQUIRED DOCUMENTATION FOR CORE CUSTODIAL SERVICES (INCLUDING
TAX RECLAIMS):

CUSTODY AGREEMENT

CLIENT SERVICES GUIDE (INCLUDING APPENDICES)

FEE SCHEDULE / BILLING GUIDE

GENERAL ACCOUNT INFORMATION

US TAX AUTHORITY DOCUMENTATION

LOCAL TAX OFFICE LETTER / APPLICATION LETTER
(NON-UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

FORM 6166/ REQUEST FOR FOREIGN CERTIFICATION FORM
UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

CERTIFICATION OF BENEFICIAL OWNERSHIP, LEGAL NAME, LEGAL
RESIDENCY, TAX STATUS AND TAX IDS

TAX RECLAIM POWER OF ATTORNEY

PREVIOUS TAX RECLAIM FILING INFORMATION
(PREVIOUS FILERS, ONLY)

UK TAX AUTHORITY DOCUMENTATION

SOPHISTICATED INVESTOR (ACCREDITED INVESTOR) LETTER
(UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

DOCUMENTATION THAT IS REQUIRED FROM AN ENTITY CLASSIFIED AS
TAX-EXEMPT BY ITS LOCAL TAX AUTHORITY:

UK FORM 4338
(EXEMPT NON-UNITED KINGDOM-RESIDENT BENEFICIAL OWNERS, ONLY)

UK FORM 3O9A
(EXEMPT UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

FOREIGN EXEMPTION LETTERS / APPLICATION FOR AUSTRALIAN
EXEMPTION LETTER
(EXEMPT BENEFICIAL OWNERS, ONLY)

DOCUMENTATION THAT IS REQUIRED ONLY IF YOU WILL USE THE PROXY
VOTING SERVICE:

VOTING POWER OF ATTORNEY

DOCUMENTATION THAT IS REQUIRED ONLY IF YOU WILL DEAL IN CERTAIN
SECURITIES:

JGB INDEMNIFICATION LETTER

KOREAN SECURITIES POWER OF ATTORNEY

NEW ZEALAND 'APPROVED ISSUER LEVY' LETTER

SPANISH POWER OF ATTORNEY WITH APOSTILE

                                   APPENDIX 2

                                 Client Accounts

Account Name                             Account Number       Account Mnemonic
------------------------------------------------------------------------------

1. Standish International Equity Fund      00040120               STAN

                                                                    APPENDIX 3

Part I

Authorized Signatures

The Custodian is directed to accept and act upon Authorized Instructions received from any of the following persons or entities:

                                              Telephone/      Authorized
Name            Organization         Title    Fax             Signature
----            ------------         -----    ---             ---------
--------------------------------------------------------------------------------
Ian Watson      Stan Int'l Mgt. Co.           457-7254        /s/ Ian Watson
--------------------------------------------------------------------------------
Sara Walcott    Standish Ayers & Wood,
                Inc.                          457-7306        /s/ Sarah Walcott
--------------------------------------------------------------------------------
Anne P.         Standish Ayers & Wood                         /s/ Anne P.
Herrmann        Investment Trust              457-7248        Herrman
--------------------------------------------------------------------------------
Michael C.      Standish International                        /s/ Michael C.
Schoeck         Management Co.                457-7365        Schoeck
--------------------------------------------------------------------------------
Edward W.                                                     /s/ Edward W.
Webb            Standish Ayer & Wood, Inc.    457-7362        Webb
--------------------------------------------------------------------------------
Maura A.
Neely           Standish Ayer & Wood, Inc.    457-7210        /s/ Maura A. Neely
--------------------------------------------------------------------------------
John A.                                                       /s/ John A.
Hamecher        Standish Ayer & Wood, Inc.    457-7398        Hamecher
--------------------------------------------------------------------------------

Authorized by:  /s/ James C. Hollis
                -------------------
Executive Vice President
Standish Ayer & Wood Investment Trust

                           Part II - System User ID's

The Custodian is directed to accept and act upon Authorized Instructions transmitted electronically and identified with the following mnemonics and system user ID's for the following activities:

Workstation                 Account
User I.D.       Mnemonic    Number             Workstation Sessions
                                        TE     TCC     SL     FE    CM     MA     TD
---------------------------------------------------------------------------------------
077 Ed Webb     STAN        00040120    YES    YES     YES    YES   YES    NO     YES

35 IPO          STAN        00040120    YES    YES     YES    YES   YES    YES    YES

36 OK           STAN        00040120    YES    YES     YES    YES   YES    YES    YES

43 OK           STAN        00040120    YES    YES     YES    YES   YES    YES    YES

Workstation Session Codes
-------------------------
TE    Trade Entry
TCC         Trace Cancel/Correct
SL    Securities Lending
FE    Foreign Exchange
CM          Cash Movement
MA          Mass Authorization
TD          Time Deposit

MORGAN STANLEY TRUST COMPANY

CLIENT SERVICE GUIDE

TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I   DEFINED TERMS....................................................1

      SECTION 1.1.      Capitalized Terms....................................1

ARTICLE II  ELECTRONIC TRANSMISSIONS, INSTRUCTIONS, ETC......................1

      SECTION 2.1       Electronic Transmissions.............................1
      SECTION 2.2.      Instructions.........................................1
      SECTION 2.3.      Confirmation of Trade Instructions...................2

ARTICLE III TRAD.............................................................2

      SECTION 3.1.      Trade Notification Deadlines.........................2
      SECTION 3.2.      Settlement of Securities Transactions
                        Through MSTC.........................................2
      SECTION 3.3.      Settlement of Securities Transactions Through
                        the Client's Brokers.................................3
      SECTION 3.4.      Communication of Settlement Status...................3
      SECTION 3.5.      LDC Documentation Reconciliations....................3

ARTICLE IV  FOREIGN EXCHANGE TRANSACTIONS....................................3

      SECTION 4.1.      Foreign Exchange Instructions........................3
      SECTION 4.2.      Settlement of Foreign Exchange Transactions
                        Through the Client's Brokers.........................3
      SECTION 4.3.      Settlement of Foreign Exchange Transactions
                        Through MSTC.........................................3

ARTICLE V   CASH MANAGEMENT..................................................4

      SECTION 5.1.      Interest Earned on Cash Balances.....................4
      SECTION 5.2.      Interest Payable on Credit Extensions
                        by the Custodian.....................................4
      SECTION 5.3.      Payment of Interest..................................4
      SECTION 5.4.      Receipt and Disbursement of Funds....................4
      SECTION 5.5.      Cash Movement Instructions...........................5
      SECTION 5.6.      Back Valuation.......................................5

      SECTION 5.7.      Overdraft Procedures.................................5

ARTICLE VI  RECONCILIATION PROCEDURES........................................5

      SECTION 6.1.      Unidentified Cash....................................5
      SECTION 6.2.      Non-Receipt of Cash..................................6
      SECTION 6.3.      Daily Security Reconciliation........................6
      SECTION 6.4.      Other Client/Custodian Reconciliations...............7
      SECTION 6.5.      Pricing of Securities................................7

ARTICLE VII    CLAIMS........................................................7

      SECTION 7.1.      Claims Received......................................7
      SECTION 7.2.      Claims Issued........................................8

ARTICLE VIII      DIVIDEND/INCOME COLLECTION; CORPORATE
                  ACTIONS; ETC...............................................8

      SECTION 8.1.      Dividends/Income Collection..........................8
      SECTION 8.2.      Corporate Actions....................................9
      SECTION 8.3.      Optional Dividends..................................10
      SECTION 8.4.      Dividend Reinvestment Plans (DRIPS).................10
      SECTION 8.5.      Coupon Interest Collection and Maturities...........11

ARTICLE IX     TAX RECLAIMS AND EXEMPTIONS..................................11

      SECTION 9.1.      Reclaims and Exemptions.............................11
      SECTION 9.2.      Tax Status Documentation............................11
      SECTION 9.3.      Filing Procedures for Withholding Tax...............12

ARTICLE X   SECURITIES LENDING..............................................13

ARTICLE XI     REPORTING....................................................13

      SECTION 11.1.     Daily Transmission of Information...................13
      SECTION 11.2.     Monthly Report Delivery.............................13

ARTICLE XII    CLIENT WORKSTATION...........................................13

      SECTION 12.1.     Client Inquiry System...............................13
      SECTION 12.3.     Client Workstation Technical Support................14

ARTICLE XIII   MISCELLANEOUS................................................14

      SECTION 13.1.     Amendments..........................................14
      SECTION 13.2.     Time................................................14

                              CLIENT SERVICES GUIDE

                                    ARTICLE I
                                  DEFINED TERMS

      SECTION 1.1. Capitalized Terms. Capitalized terms used below and not otherwise defined have the meanings assigned to such terms in the Custody Agreement between Client and the Custodian (as it may be amended from time to time, the "Custody Agreement").

                                   ARTICLE II
                  ELECTRONIC TRANSMISSIONS, INSTRUCTIONS, ETC.

      (a) The Custodian will provide the client with the Custodian's proprietary software for access to the Custodian 5 workstation.

      (b) "Electronic Transmission" means any electronic communication received by the Custodian by means of (i) a dataset transmitted over a mainframe link between the client and the Custodian, (ii) a dataset transmitted by an Authorized Person to the Custodian by uploading a dataset from the client's PC workstation to the Custodian's mainframe, (iii) a manual transmission of data from an the client's workstation to the Custodian's mainframe, and (iv) an electronic mail from the client.

      SECTION 2.2. Instructions. Any Authorized Person may provide Instructions (as defined below) to the Custodian relating to the Property (including instructions relating to Trades (as defined below) or other transactions in or relating to Securities, payment of funds, foreign exchange transactions and any other matters relating to the management of the Property) by means of:

      (a)   an Electronic Transmission;

      (b) an electronic transmission in the form of a dataset received by the Custodian from Morgan Stanley & Co., Incorporated ("MS&Co.") or one of its affiliates through the Morgan Stanley International Basket System;

      (c) in the case of foreign exchange transactions only, an electronic transmission in the form of a dataset received by the Custodian from MS&Co. or one of its affiliates through the MS&Co. FX trade link;

      (d) an electronic transmission via the SWIFT communications network, identified as originating from the Client

      (e) when the computer facilities necessary for an Authorized Person to transmit instructions electronically are not available or where expressly stated elsewhere in this Client Services Guide, a facsimile transmission signed by an Authorized Person and

      (f) only where expressly stated elsewhere in this Client Services Guide, by telephone. Any Instructions received by telephone may be recorded by the Custodian.

"Instructions" means all instructions or other communications received by the Custodian in accordance with this Section 2.2. "Trade" means a purchase or sale of securities.

      SECTION 2.3. Confirmation of Trade Instructions. Upon receipt by the Custodian of Trade Instructions consisting of Electronic Transmissions of the type described in clause (i) or (ii) of Section 2.1(b), or via the SWIFT communications network, the Custodian may transmit to the Client via electronic mail an automated confirmation citing the number of Trade Instructions received via mainframe or PC upload transmission. Upon receipt by the Custodian of Trade Instructions consisting of Electronic Transmissions of the type described in clause (iii) of Section 2.1(b) or clause (b) or (c) of Section 2.2, the Client may retrieve a report from the workstation, summarizing all of the current day's transactions entries. Upon receipt of any Trade Instructions, the Custodian will undertake various automated checks of the information contained in such Trade Instructions. The Custodian will notify the Client if the Custodian is unable to carry out such Trade Instructions. The Custodian may then request that an Authorized Person confirm the accuracy of such information.

                                   ARTICLE III
                                TRADE SETTLEMENTS

      SECTION 3.1. Trade Notification Deadlines. The Custodian must receive any Instructions relating to the settlement of a Trade no later than the applicable deadline specified in Appendix 1. The Custodian's trade notification deadlines take into account both trade settlement and funding requirements. The Custodian will settle any Trade for which it receives Instructions after the applicable trade notification deadline using reasonable efforts.

      SECTION 3.2. Settlement of Securities Transactions Through MSTC. Under separate cover, the Custodian has provided the Client with a reference source (the "MSTC Settlement Book") containing information regarding the settlement of securities transactions through the Custodian or its subcustodian in each relevant jurisdiction. Upon request, the Custodian will provide to the Client additional copies of the MSTC Settlement Book.

      To the extent practicable, the Custodian will notify the Client of any material change to the settlement information contained in the MSTC Settlement Book at least four (4) weeks before the effective date of the change.

      SECTION 3.3. Settlement of Securities Transactions Through the Client's Brokers. Prior to delivery of any Property to the Custodian, the Client will provide the Custodian with written settlement instructions for each broker with which the Client intends to execute Trades, in each case containing the information requested by the form shown in Appendix 2.

      SECTION 3.4. Communication of Settlement Status. On a same-day basis, the Custodian will report to the Client the status of all Trades for which the Custodian has received settlement confirmation.

      In addition, the Custodian will provide, by electronic mail, telephone or hardcopy report, all information concerning the settlement status of any Trade.

      SECTION 3.5.  LDC Documentation Reconciliations.  [TO COME]

                                   ARTICLE IV
                          FOREIGN EXCHANGE TRANSACTIONS

      SECTION 4.1. Foreign Exchange Instructions. Under separate cover, the Custodian has provided the Client with the MSTC Settlement Book containing information regarding the settlement of foreign exchange transactions through the Custodian or its subcustodian in each relevant jurisdiction. Upon request, the Custodian will provide to the Client additional copies of the MSTC Settlement Book.

      To the extent practicable, the Custodian will notify the Client of any material change to the settlement information contained in the MSTC Settlement Book at least four (4) weeks before the effective date of the change.

      SECTION 4.2. Settlement of Foreign Exchange Transactions Through the Client's Brokers. Prior to delivery of any Property to the Custodian, the Client will provide the Custodian with written settlement instructions for each foreign exchange broker with which the Client intends to execute foreign exchange transactions, in each case containing the information requested by the form shown in Appendix 3.

      SECTION 4.3. Settlement of Foreign Exchange Transactions Through MSTC. (a) In connection with the settlement of any foreign exchange transaction through the Custodian, the Client will provide the Custodian with Instructions specifying the information requested in Appendix 4. The Instructions concerning the settlement of a foreign currency trade must be transmitted to the Custodian no later than the cash deadlines specified in Appendix 7 for the currencies involved. A contact list for the Custodian's foreign exchange desk is included in Appendix 4.

      (b) In select currencies, the Custodian will, where possible, execute same-day and next day foreign exchange contracts on behalf of the Client based upon Instructions from an Authorized Person.

                                    ARTICLE V
                                 CASH MANAGEMENT

      SECTION 5.1. Interest Earned on Cash Balances. The Custodian will credit interest earned and payable to the Client on cash/credit balances maintained with the Custodian in the currencies listed in, and subject to the minimum balance levels indicated in, Appendix 5.

      SECTION 5.2. Interest Payable on Credit Extensions by the Custodian. The Client will pay to the Custodian all interest accrued on any extension of short-term credit made to the Client by the Custodian at such rates and at such times as the Custodian and the Client agree from time to time.

      SECTION 5.3. Payment of Interest. (a) All interest payable by the Custodian on cash balances maintained with the Custodian will be credited to the Client on the last business day of each month.

      (b) Interest received and interest to be paid out by the Client may be automatically converted as instructed in Appendix 8.

      (c) If a Client believes that there is an erroneous debit or credit interest posting to its Account, the Customer will provide details to the Custodian within thirty (30) business days of posting. The Custodian will evaluate the information and provide a response within five (5) business days of receipt of details.

      (d) Adjustments to debit/credit interest will be processed in one of two ways. The first option is to adjust the value date of the underlying transaction to be adjusted. In this situation, the interest will be automatically recalculated and adjusted at the end of the next interest period. The second option is for the Custodian to manually adjust the interest posting at the point of resolution. One of the foregoing options will be selected by the Client.

      (e) Funds received late but with good value may not result in credit interest.

      SECTION 5.4. Receipt and Disbursement of Funds. Prior to the delivery to the Custodian of any Property, the Client will provide the Custodian with settlement instructions for the counterparties that the Custodian will deliver to or receive funds from on behalf of the Client, containing the information requested in Appendix 6.

      SECTION 5.5. Cash Movement Instructions. In order to facilitate the payment or receipt of funds by the Custodian, the Client will provide the Custodian with Instructions specifying the information requested in Appendix 7.

      SECTION 5.6. Back Valuation. If the Client requests that a payment be back valued, the Custodian will use reasonable efforts to accommodate this request. Due to longer processing time frames and potential additional costs related to back valuation, the Custodian encourages the Client to resolve late payment claims through direct interest compensation.

      SECTION 5.7. Overdraft Procedures. The Client will monitor its currency positions on a daily basis. The Custodian will provide the Client with a contractual currency projection report five days forward. In addition, the Custodian will provide the Client with a cash balance report which will enable the Client to identify potential overdrawn positions due to failed cash transactions, as well as uncovered cash positions.

      If the Client does not confirm to the Custodian that the Client has taken affirmative action to prevent the occurrence of an overdraft or to resolve an existing overdraft, the Custodian may arrange independent borrowings on the Client's behalf with our Subcustodians at prevailing market rates. The Client will pay the cost of such borrowings, even if the compensating funds are back-valued when received.

      In cases where it appears that the Client account may be overdrawn as the result of the payment order, the Custodian will refer the potential exception to the Client. If the Client cannot be contacted, or confirms that the payment will overdraw the account, the Custodian, in its discretion, may prevent the payment from occurring. In such situations, an alternative payment date will be agreed upon with the Client.

                                   ARTICLE VI
                            RECONCILIATION PROCEDURES

      SECTION 6.1. Unidentified Cash. The Custodian will advise the Client by electronic mail (or, if electronic mail is unavailable, by facsimile) of any unidentified cash received by the Custodian. If the Client recognizes any such unidentified cash receipts, the Client will notify the Custodian via an electronic mail (or, if electronic mail is unavailable, by facsimile), or telephone to avoid unnecessary returns of cash, provided that, if the Client notifies the Custodian by telephone, the Client will promptly issue Instructions confirming such notice; provided, however, the Custodian is entitled to rely on such telephone instructions regardless of whether Client so confirms. Upon client notification that an unidentified receipt is the property of a specific client account, MSTC will determine the appropriate value date that the funds can be credited to the account. In general, the funds will be credited to the client's account in accordance with the cash notification deadlines from the date of the client notification. Unidentified cash receipts are returned by the Custodian to sender within three (3) days if the value equals or exceeds US$ 100,000 or within five (5) days if the value is less than US$ 100,000.

      SECTION 6.2. Non-Receipt of Cash. The Custodian will advise the Client by electronic mail (or, if electronic mail is unavailable, by facsimile) of any non-receipt of cash for which the Custodian has received Instructions. The Client will notify the Custodian of the status of all non-receipts by Electronic Transmissions, a free formatted SWIFT instruction, a tested telex or by telephone, provided that, if the Client notifies the Custodian by telephone, the Client will promptly issue Instructions confirming such notice; provided, however, the Custodian is entitled to rely on such telephone instructions regardless of whether Client so confirms. Non-receipts equal to or greater than US$ 100,000 will be reversed on value date + 1; non-receipts of less than US$ 100,000 will be reversed on value date + 2. This policy applies to free cash receipts as well as the receive side of FX contracts executed with a broker other than MS&Co. or one of its affiliates.

      If the Custodian does not receive the cash at the designated cash agent, as per the MSTC Settlement Book and therefore has to transfer the currency between Subcustodians, the value date of the contractual credit posting will be adjusted to reflect the date that the funds are received by the correct Subcustodian.

      SECTION 6.3. Daily Security Reconciliation. (a) The Client may be provided with an asset holdings dataset for daily reconciliation. The Client may select from three (3) different reconciliation methods. The reconciliation options are as follows:

      (i) The Custodian will transmit a daily positions dataset to the Client's mainframe whereby the Client initiates a security comparison;

      (ii) The Custodian will transmit a daily positions dataset to the Client's PC whereby the Client initiates a security comparison; or

      (iii) The Client will transmit a daily positions dataset to the Custodian mainframe whereby the Custodian initiates the comparison and provides a variance report back to the Client.

      If the Client wishes to use this functionality, the Client and the Custodian will agree upon one of these options as the method by which the Client will perform such reconciliations.

      (b) Using the automated functionality set forth in Section 6.3(a), or any other method, such as a manual comparison of holdings reports, the Client will identify all security position differences and make reasonable efforts to resolve them with the Custodian no less frequently than by the first business day after each month-end.

      SECTION 6.4. Other Client/Custodian Reconciliations. On a pre-determined basis, the Client will reconcile dividend, corporate action and tax reclaims accruals and payments which the Custodian reports. The Client will notify the Custodian of any discrepancies as quickly as possible but no later than six (6) months after the posting of the transaction entry.

      SECTION 6.5. Pricing of Securities. Prices of Securities reported to Clients on any statement or report are obtained (i) from third party sources, including data vendors, agent banks, market makers and other financial institutions; (ii) from prices determined by Custodian's valuation models using yield curves provided by third party vendors such as Blumbergs and industry standard calculations; or (iii) as otherwise agreed between the Custodian and the Client. The Custodian is not responsible for the accuracy of any prices or information received from third parties.

                                   ARTICLE VII
                                     CLAIMS

      SECTION 7.1. Claims Received. All claims received by the Client for which the Client intends to issue a counterclaim against the Custodian must be forwarded to and received by the Custodian within the following time frames:

      (a) Claims relating to fixed income transactions - thirty (30) days from actual settlement date.

      (b) Claim relating to equity and cash transactions - ninety (90) days from actual settlement date.

Claims received after these time frames will not be honored by the Custodian. The Client will provide the Custodian with the original claim letter and any other details regarding the incident. The Custodian will provide the Client with a response within five
(5) business days of receipt regarding the disposition of the claim. Claims sent directly from brokers to the Custodian are also subject to the above deadlines.

      SECTION 7.2. Claims Issued. If the Client chooses contractual cash accounting, the Custodian may issue claims for any failed settlements determined to be the responsibility of the Client or a counterparty. Counterparty claims will be sent to the Client or directly to the counterparty, depending on the Client's preference. The Custodian's claims will be sent within the time frames noted above.

                                  ARTICLE VIII
               DIVIDEND/INCOME COLLECTION; CORPORATE ACTIONS; ETC.

      SECTION 8.1. Dividends/Income Collection. The Custodian will receive information on corporate actions, including dividend reinvestments and optional dividends, from a variety of sources including Excel, Telekurs, Nikkei Needs, Morgan Stanley Capital International, as well as their Subcustodians and depositories. The Custodian, through its Subcustodians, will receive dividends on behalf of the Client. On ex-date, the Custodian will generate a receivable for the net dividend or income amount which is included in the Client's valuation. Likewise, the Custodian will reflect stock dividend accruals in the portfolio when applicable.

      After record date, the Custodian will adjust its accrual to take into account all transactions effected prior to ex-date with settlement after ex-date which had not been received by the Custodian at the time of the initial accrual posting.

      Based upon the Assured Dividend Schedule in Appendix 9, the Custodian will reverse the dividend receivable and credit the amount due to the Client in available funds. If the Client wishes to convert the local currency proceeds to another currency, the Client will complete the standing instructions outlined in Appendix 8. The Custodian will also credit the Client partial dividend payments where appropriate.

      If the Custodian's Subcustodian does not receive the dividend payment within three (3) months from contractual paydate or if the Custodian determines that the dividend payment will not be made by the company, the Custodian will reverse the dividend credit from the Client's account, subject to seventy-two
(72) hours prior notification via electronic mail.

      In the event that the amount of dividend paid by the Custodian to the Client is inaccurate, the Client's account will be adjusted, subject to seventy-two (72) hours prior notification via electronic mail. The Client will ensure that there are funds available to avoid an overdraft when the overpayment is corrected.

      The Custodian will file for "market claims" which are defined as security purchase transactions failing on record date whereby the counterparty receives the Client's due entitlement by virtue of being the holder of record. The Custodian will reflect a dividend accrual until actual payment is received.

      Japanese odd lots resulting from dividend or corporate action activity will be sold by the Custodian, and the Client's account will be credited with the proceeds within one (1) month of receipt of entitlement.

      SECTION 8.2. Corporate Actions. The Custodian will receive information on corporate actions, including dividend reinvestments and optional dividends, from a variety of sources including Excel, Telekurs, Nikkei Needs, Morgan Stanley Capital International, as well as their Subcustodians and depositories.

      The Custodian will notify the Client of provisional details of all corporate actions affecting their portfolio within twenty-four (24) hours of receipt of information from the aforementioned sources. This will be an official notice, sent to the Client via electronic mail. Full terms of the offer, expected ex-date, provisional customer holdings, and line of shares to be received will be provided to the Client if available and/or applicable. Additional pre-notifications will be provided as pertinent information is received before ex-date.

      On ex-date, the Custodian will notify the Client of confirmed available details of all corporate actions by 3:00 p.m. The Custodian will include the Client's holdings, entitlements and response date in its confirmation. The Custodian will take the necessary action on mandatory corporate actions. For voluntary corporate actions, the Custodian will await the Client's Instructions. The Client's Instructions should include the client account name/number or mnemonic, and the quantity of shares to be acted upon by the Custodian. After receipt of the Client's Instructions, the Custodian will send a summary recap via electronic mail, confirming the Client's entitlement and election.

      If Instructions are not received from the Client before the stated deadline, the Custodian will attempt to contact the Client to request Instructions. If Instructions are not received by the deadline, the Custodian will act in accordance with the default option provided by the local market and/or company as stated in the Custodian's notification. Instructions received after the deadline will be processed by the Custodian using reasonable efforts.

      The Client will provide the Custodian with standing instructions in Appendix 8 if desired. The Custodian will follow the standing instructions for each action, unless the Custodian receives contrary Instructions forty-eight
(48) hours prior to the Custodian's specified deadline.

      If the Client purchases a security during the period when a corporate action is outstanding, the Custodian will notify the Client of the corporate action within one business day after receipt of complete Trade Instructions.

      In the event there is a security purchase fail on an issue involved in a corporate action, the Custodian will act in accordance with the Client's Instructions for all shares received on or prior to the corporate action response deadline. If entitlement has not been received by the Custodian by response deadline, the Custodian will use reasonable efforts to protect the Client's interest under the terms of the offer in accordance with local market practice. If the Custodian has difficulty in doing so with a broker, it will contact the Client for assistance.

      Fractional shares resulting from corporate action activity will be treated in accordance with local market practices.

      The Custodian may provide proxy voting services, if the Client elects, in those countries for which proxy voting service procedures are set forth in Appendix 10.

      SECTION 8.3. Optional Dividends. With respect to optional dividends, the cash dividend will be accrued as described in Section 8.1. If the Client elects to receive stock rather than cash, the Custodian will reverse the cash accrual and create a stock receivable. The Custodian will credit the Client with the new shares upon actual receipt in the market. For those markets where a tax payment must be charged, the Custodian will inform the Client of the tax in the original optional dividend notification that is sent to the Client. The Custodian will accept standing instructions for optional stock dividends, as specified by the Client in Appendix 8.

      With respect to discretionary securities lending transactions, the Custodian will notify the Client of entitlements due to the Client on all security lending positions. The Client must send a copy of the instructions given by the Client to the borrowing brokers prior to the Custodian's response deadline.

      SECTION 8.4. Dividend Reinvestment Plans (DRIPS). The Custodian will accept Instructions from the Client to enroll shares in New Zealand and Australian DRIPS. These will be treated as optional dividends; notification received by the Custodian will be sent by the Custodian to the Client for each offering. The share reinvestment rate will be sent to the Client once the information is published. Until then, the Custodian will accrue the cash equivalent of the dividend. Once the rate is known, shares will be accrued. Resulting dividend shares will be credited only upon receipt by the Custodian. If available, a prospectus on each plan will be provided to the Client by the Custodian on request.

      When the Client wishes to enroll in a Canadian DRIP, the Custodian must be given Instructions by the Client at least five (5) business days prior to record date. If the Client wishes to sell shares enrolled in a Canadian DRIP, the Custodian must be advised of the sale on trade date. Should a Canadian sale transaction fail due to share transfer out of the DRIP, the Custodian will use reasonable efforts to settle the trade as soon as possible. The Custodian, however, will not be responsible for any losses due to the sale fail. If available, a prospectus on each plan will be provided to the Client by the Custodian on request.

      SECTION 8.5. Coupon Interest Collection and Maturities. The Custodian will accrue and report coupon interest daily for all fixed income Securities, taking into account purchase or sale interest from the Client's Trade Instructions. The Custodian will pay coupon interest payments and maturities according to the Fixed Income Collections Assured Payment Schedule in Appendix 11 and convert the local proceeds to another currency if the Client has so instructed in Appendix 8.

      Regarding early and partial redemptions and lotteries, the Custodian will notify the Client via electronic mail (or, if electronic mail is unavailable, by facsimile) and credit the Client's cash account upon receipt of the funds.

                                   ARTICLE IX
                           TAX RECLAIMS AND EXEMPTIONS

      SECTION 9.1. Reclaims and Exemptions. (a) At the request of the Client, the Custodian will also undertake to obtain exemptions from withholding taxes imposed in various jurisdictions by filing the appropriate documentation as may be required in the applicable jurisdiction.

      (b) Representatives of the Custodian will be available to discuss with the Client exemptions from tax liabilities which may be available to the Client or the beneficial owner of the Property in various foreign jurisdictions. The Client, however, should not rely on representatives of the Custodian to render tax advice to the Client or any beneficial owner and should consult its own tax advisor as to any such matters.

      SECTION 9.2. Tax Status Documentation. To enable the Custodian to file for tax reclaims and apply for exemptions from withholding taxes in accordance with
Section 9.1, the Client will provide, and will cause the beneficial owners of the Property to provide, the documentation and information which may be necessary in each relevant jurisdiction to:

      (a) entitle the holder or owner of any Security to reclaim any taxes paid or withheld from any dividend or interest payment made with respect to such Security; or

      (b) entitle the holder or owner of any Security to be exempt from any withholding tax applicable to any interest or dividend payments made with respect to any Securities.

      To the extent that separate documentation may be required in respect of a particular individual or group of transactions, the Client will provide such items before any transfer of Property to the Custodian. In the event that the necessary documentation has not been received by the Custodian, the Custodian will be under no obligation to seek exemptions, file for reclaims or to receive anything other than the standard amounts net of normal withholding tax.

      SECTION 9.3. Filing Procedures for Withholding Tax. Dividends received by the Custodian on behalf of the Client may be received net of withholding tax against which tax reclaims may be filed. Based on information received, but assuming no obligation for the completeness or accuracy of such information, the Custodian will identify any dividend or interest payment for which withholding reclaims may be filed.

      Where applicable, the Custodian will arrange for completion of the necessary documentation and its forwarding to:

      (a)   the Client;

      (b)   the United States Internal Revenue Service;

      (c)   the Subcustodian in the jurisdiction concerned;

      (d)   the local taxing authority in the jurisdiction; and

      (e)   concerned other parties as may be required.

      The documentation may need to be passed to one or more than one of the above, based on the jurisdiction concerned.

      Funds received by the Custodian from tax reclaims will be reconciled with the amount of the expected tax reclaim in local currency and credited to the Client upon reconciliation. If the Client requests the Custodian to convert the local proceeds to another currency, the Client will provide the Custodian standing instructions as set forth in Appendix 8.

      On or before the 15th day of each calendar month, the Custodian will provide information on the status of all outstanding reclaim items relating to dividend and interest payments made on or before the 15th day of the second preceding calendar month. The

Custodian makes no representation as to the effectiveness of its pursuit of information from any foreign or U.S. taxation authorities.

                                    ARTICLE X
                               SECURITIES LENDING

                             [Under Separate Cover]

                                   ARTICLE XI
                                    REPORTING

      SECTION 11.1. Daily Transmission of Information. The Custodian will transmit to the Client on a daily basis the reports shown in Appendix 13 so as to provide the Client with the informational means of reconciling Trades, cash, and accruals on a daily basis. The Client will reconcile these reports daily and communicate all inquiries concerning this reconciliation to the Coverage Officer at the Custodian by Electronic Transmission (or, if electronic mail is unavailable, by facsimile).

      The reports will be transmitted so as to reach the Client by approximately 6:00 am on the business day of transmission and will relate to activity as of the close of business on the previous business day.

      SECTION 11.2. Monthly Report Delivery. On the first business day of each month, the Custodian will provide the Client with a draft of the month end reports shown on Appendix 13 (the "Monthly Reports"). The Client will review and reconciliation of the Monthly Reports. This Client will confirm the accuracy of the information contained in such Monthly Report, including without limitation, the Securities held in the Account and the valuation of such Securities. Upon receipt of Instructions confirming that all late Trades and any applicable Client requests have been transmitted by the Client to the Custodian, the Custodian will initiate the production of the final Monthly Reports which will be provided to the Client on the following business day.

                                   ARTICLE XII
                               CLIENT WORKSTATION

      SECTION 12.1. Client Inquiry System. The Custodian may provide clients with the Custodian's Client Inquiry System. This electronic communication service provides a direct link between the Custodian and the Client involving groups of personnel specifically selected to meet our Client's needs.

      This service is provided with the understanding that its use will be as instructed by the Custodian. The Client may direct all inquiries through the Client Inquiry System thereby creating a database which the Custodian will use to monitor a variety of issues. Such information may be presented to the Client on a regular basis.

      In addition, the Custodian may assign a unique mail identification for the client allowing the Custodian to respond to inquiries from specific areas at the Client when applicable. Communication sent to this mail ID will constitute confirmed delivery of the message to the Client.

      As needed, additional mail grouping or personnel changes to the current groupings can be established on two weeks notice.

      SECTION 12.3. Client Workstation Technical Support. The Custodian supports the Client Workstation applications from 9:00 AM to 5:00 PM every business day and distributes technical information for user applications. It should be noted that this communication link to the Custodian using SIMPC is through a public data network. This application is the foundation of the Custodian's network to brokers and agent banks worldwide.

      Prior to the delivery of any Property to the Custodian under the Custodian Agreement, training will be provided to the Client on use of the Customer Workstation. In addition, user documentation will be provided to the Client for its use.

                                  ARTICLE XIII
                                  MISCELLANEOUS

      SECTION 13.1. Amendments. This Service Guide and any Appendix hereto may be amended or supplemented by the Custodian from time to time by notice to the Client. This may be done by the addition of a Service Enhancement Letter.

      SECTION 13.2. Time. All references in this Procedure Manual or in any Appendix to a time of day are to Eastern Standard Time unless otherwise stated.

                                   APPENDICES

                                       TO

                              CLIENT SERVICES GUIDE

                                   APPENDIX 1

                           Trade Settlement Deadlines

(Note: All trades must be received by 4:00 pm on the deadlines stated below, unless otherwise specified. All times are New York time.)

Country:             Normal Settlement Cycle:      MSTC Deadline:

Argentina            Trade date plus 5 business    11:00 am on settlement date
                     days                          minus 2 business days

Australia            Trade date plus 5 business    Settlement date minus 2
                     days                          business days

Austria              Trade date plus 5 business    11:00 a.m. on settlement date
                     days                          minus 2 business days

Bangladesh           Trade date plus 4 business    Settlement date minus 3
                     days                          business days

Belgium              Shares:  Trade date plus 3    Shares:  Settlement date
                     business days                 minus 2 business days
                     Bonds:  Trade date plus 7     Bonds:  Settlement date
                     business days                 minus 1 business day

Botswana             Trade date plus 4 business    Settlement date minus 3
                     days                          business days

Brazil               Trade date plus 2 business    11:00 a.m. on settlement date
                     days                          minus 1 business day

Canada               Trade date plus 3 business    Settlement date minus 2
                     days                          business days

      *T-Bills       Trade date plus 1 business    Settlement date minus 1
                     day                           business day

Chile                Trade date plus 2 business    11:00 a.m. on settlement date
                     days                          minus 1 business day

China - Shanghai     Trade date plus 3 business    Settlement date minus 2
                     days                          business days

      - Shenzhen    Trade date plus 3 business     Settlement date minus 2
                    days                           business days

Colombia            Trade date plus 2 business     11:00 a.m. on settlement date
                    days                           minus 1 business day

Czech Republic      Trade date plus 3 business     Settlement date minus 2
                    days                           business days

Denmark             Trade date plus 3 business     11:00 a.m. on settlement date
                    days                           minus 2 business days

Finland             Trade date plus 4 business     11:00 a.m. on settlement date
                    days                           minus 2 business days

France              Rolling Settlement Cycle       Settlement date minus 1
                                                   business day

Germany             Trade date plus 2 business     Settlement date minus 2
                    days                           business days

Ghana               Trade date plus 14 business    Settlement date minus 12
                    days                           business days

Greece              Bearer:  Trade date plus 2     Bearer:  Settlement date
                    business days or trade date    minus 2 business days
                    plus 3 business days with
                    agreement getween broker
                    and client

                    Registered:  Trade date plus   Registered:  Settlement date
                    9 through 12                   plus 1 business day

Hong Kong           Trade date plus 2 business     Settlement date minus 1
                    days                           business day

Hungary             Trade date plus 3 business     Settlement date minus 2
                    days                           business days

India -  A shares   Trade date plus 29 business    Settlement date minus 28
                    days                           business days

      -  B shares   Trade date plus 32 business    Settlement date minus 31
                    days                           business days

Indonesia           Trade date plus 4 business     Settlement date minus 4
                    days                           business days

Israel               Trade date                       Trade date

Italy                Rolling settlement - settlement  3 business days prior to
                     date minus 2 business days       Reporting Day

Ireland              10 day rolling settlement        Settlement date minus 5
                                                      business days

Japan                Trade date plus 3 business       Settlement date minus 2
                     days                             business days

*JGB's               Trade date plus 4 business       Settlement date minus 3
                     days                             business days

Jordan               Trade date plus 3 business       Settlement date minus 2
                     days                             business days

Kenya                Trade date plus 7 business       Settlement date minus 6
                     days                             business days

Korea                Trade date plus 2 business       Settlement date minus 1
                     days                             business day

Malaysia

      Buys           Trade date plus 7 business       Settlement date minus 2
                     days                             business days

      Sales          Trade date plus 4 business       Settlement date minus 2
                     days                             business days

Mexico               Trade date plus 2 business       Equity:  settlement date
                     days                             minus 1 business day
                                                      Bonds:  12:00 p.m. on
                                                      settlement date minus 1
                                                      business day

Morocco              Trade date plus 1 business       Settlement date minus 1
                     day                              business day

Netherlands          Trade date plus 5 business       Settlement date minus 2
                     days                             business days

New Zealand          Trade date plus 5 business       Settlement date minus 3
                     days                             business days

Norway               Trade date plus 3 business       11:00 a.m. on settlement
                     days                             date minus 2 business days

Papua New            Trade date plus 5 business       Settlement date minus 4
Guinea               days                             business days

Pakistan             Following Monday                 Settlement date minus 2
                                                      business day - closed
                                                      Fridays

Peru                 Trade date plus 2 business       11:00 a.m. on settlement
                     days                             date minus 1 business day

Philippines          Trade date plus 3 business       Settlement date minus 2
                     days                             business days

Poland               Trade date plus 3 business       Settlement date minus 2
                     days                             business days

Portugal             Trade date plus 4 business       Settlement date minus 3
                     days                             business days

Singapore            Trade date plus 5 business       Settlement date minus 2
                     days                             business days

South Africa         Equity - First Tuesday of the    Settlement date minus 2
                     week following trade date.       business days

                     Gilts - Second Thursday after    Settlement date minus 2
                     the trade date.                  business days

Spain                Trade date plus 7 business       Settlement date minus 2
                     days                             business days

Sri Lanka

      Buys           Trade date plus 5 business       Settlement date minus 2
                     days                             business days

      Sales          Trade date plus 7 business       Settlement date minus 2
                     days                             business days

Swaziland            Trade date                       Trade date

Sweden               Trade date plus 3 business       11:00 a.m. on settlement
                     days                             date minus 2 business days


Switzerland          Trade date plus 3 business       Settlement date minus 2
                     day                              business days

Taiwan               Trade date plus 1 business     Settlement date minus 1
                     day                            business day - open
                                                    Saturdays

Thailand             Trade date plus 3 business     Settlement date minus 2
                     days                           business days

Turkey               Trade date plus 2 business     Settlement date minus 1
                     days                           business day

United Kingdom       Rolling 10 day settlement      Settlement date minus 5
                                                    business days

      *Gilts         Trade date plus 1 business     Settlement date minus 1
                     day                            business day

United States        Trade date plus 5 business     Settlement date minus 2
                     days                           business days

      CP and         Trade date plus 1 business     11:00 a.m. on settlement
      T-Bills        day                            date

Uruguay              Trade date plus 1 business     11:00 a.m. on settlement
                     day                            date minus 1 business day

Venezuela            Trade date plus 5 business     11:00 a.m. on settlement
                     days                           date minus 1 business day

Zambia               Trade date plus 3 business     Settlement date minus 2
                     day                            business days

Zimbabwe             Trade date plus 7 business     Settlement date minus 2
                     days                           business days

Euroclear            Trade date plus 5 business
                     days

                                                    Settlement date minus 2
*Euroclear/Cedel                                    business days

                                                    Settlement date minus 2
*Kassenverein                                       business days

*Physical                                           11:00 a.m. on settlement
                                                    date minus 2 business days

                                                   11:00 a.m. on settlement date
                                                   minus 3 business days for
                                                   Italian Government Bonds.

EuroCDs              Trade date plus 1 business    Settlement date minus 1
                     day                           business day for USD and
                                                   GBP.

                                                   Settlement date minus 2
                                                   business days for all other
                                                   currencies.

EuroCommercial       Trade date plus 1 business    Settlement date minus 1
Paper                day                           business day

                     (MORGAN STANLEY TRUST COMPANY USE ONLY)

                                   APPENDIX 2
                               Broker Information

Client Name:   _______________________

Client Contact:_______________________
Contact Tel.  No.:____________________

Broker:           ____________________
Address:          ____________________

Broker Contact:_______________________
Contact Tel.  No.:____________________
Country:          ____________________

Circle One:       ____________________

Equities      Fixed Income (Bonds)        Other

Broker's Local Settlement Instructions

Agent:               _____________________
Agent Address:       _____________________
Beneficiary:            __________________
Beneficiary Account No.:__________________
Cedel Account No.:   _____________________
Euroclear Account No.:____________________

                                   APPENDIX 3

                         Broker FX Delivery Instructions

Broker Name:                    _____________________
Broker A/C# or Mnemonic:        _____________________

Currency:                       _____________________

Agent Name:                     _____________________
Agent BIC, ABA, CHIPs or
      CHAPS No.:                _____________________
Beneficiary:                    _____________________
                                _____________________
Bank A/C#:                      _____________________

Completed and/or approved by:   _____________________
                                Client

Completed and/or approved by:   _____________________
                                Client Data Services

                                   APPENDIX 4

                          Foreign Exchange Information

Instructing the Custodian concerning the trading of foreign currency with a third party, the Client must specify:

              - Value date ___________ M/DD/YY_
              - Currency Sold and Amount
              - Currency Bought and Amount
              - Exchange Rate
              - Remitting and Delivering Banks including City
              - by order of/for account of ________

Example,

      value 02/01/93
      Sold JPY 25,000,000
      at 140.00
      Bought USD 178,571.43

      Deliver JPY to:

            ABC Bank, Tokyo
            F/A/O XYZ Bank, NY
            ref. forex

      Receive USD from:

            ABC Bank, NY
            ABA 000000000
            B/O x company

                                   APPENDIX 5

                           Currencies Earning Interest

Currency                     Minimum Deposit Amount
--------                     ----------------------

GBP                                   50,000

USD                                  100,000

IEP                                   NONE

CHF                                  100,000

DEM                                  100,000

NLG                                  100,000

JPY                                 20,000,000

                                   APPENDIX 6

                       Client SWIFT Delivery Instructions

Client Name:                        ____________________
Client A/C No.:                     ____________________
Currency:                           ____________________
Agent Name:                         ____________________
Agent BIC, ABA,
 CHIPS or CHAPS No.:                ____________________
Beneficiary:                        ____________________

Bank A/C No.:                       ____________________

Completed and/or approved by:       ____________________
                                    Client

Completed and/or approved by:       ____________________
                                    Client Data Services

Mnemonic Assigned:                  ____________________

NOTE: The mnemonic assigned to these instructions can be chosen by the client by the MSTC Controllers Group.

                                   APPENDIX 7

                      Cash Disbursement/Deposit Information

Instructing the Custodian to receive currency, the Client must specify:

      -     Value date ____ M/DD/YY_
      -     Currency Sold and Amount
      -     Currency Bought and Amount
      -     Exchange Rate
      -     Remitting and Delivering Banks including City
      -     by order of/for account of _______

Instructing the Custodian to pay currency, the Client must specify:

      -     Value date ____ M/DD/YY_
      -     Currency Sold and Amount
      -     Currency Bought and Amount
      -     Exchange Rate
      -     Remitting and Delivering Banks including City
      -     by order of/for account of _______
            account number when applicable

Instructions concerning the receipt or payment of funds in the currencies indicated below must be received by the Custodian before the deadline specified:

      Deadline                                  Currencies
      --------                                  ----------

      2:30 p.m. (EST)                           USD
      on value date

      9:00 a.m. (GMT)                           GBP

      4:00 p.m. (EST)                           ATS, DKK, FIM, NON, SEN
      on value date
      - 2 Business Day

      4:00 PM (EST)                             ALL OTHER CURRENCIES
      on value date
      - 1 Business Day

                                   APPENDIX 8

                          Client Standing Instructions

The Custodian will act according to the standing instructions that the Client has included below.

      1.    Convert Corporate Actions to USD and perform FX on Subscriptions

      2.    Convert Dividend Proceeds

      3.    Convert Monthly Debit/Credit Interest

      4.    Convert Corporate Action Proceeds

      5.    Convert Coupon Interest Proceeds

      6.    Convert Maturities

      7.    Convert Tax Reclaim Proceeds

      8.    Other Standing Instructions

                                   APPENDIX 9

                            Assured Dividend Schedule

                              Effective August 1994

Countrv                                         Pavment Schedule
-------                                         ----------------

Argentina                                       PD +10
Australia                                       PD + 1
Austria                                         PD + 1
Belgium                                         PD + 1
Canada                                          PD
Chile                                           PD + 10
Denmark                                         PD + 1
Finland                                         PD + 1
France                                          PD + 1
Germany                                         PD
Hong Kong                                       PD + 1
Indonesia                                       PD + 10
Ireland                                         PD + 2
Italy                                           PD + 5
Japan                                           PD + 2
Korea (South)                                   PD + 5
Malaysia                                        PD + 4
Netherlands                                     PD + 1
New Zealand                                     PD + 1
Norway                                          PD + 1
Portugal                                        PD + 5
Singapore                                       PD + 4*
Spain                                           PD + 5
Sweden                                          PD + 1
Switzerland                                     PD
Thailand                                        PD + 5
Turkey                                          PD + 5
United Kingdom                                  PD + 1
United States                                   PD**

NOTE:    *  Malaysian securities that trade on the Singapore Stock Exchange will be paid in MYR at the Malaysian tax rate.

         ** For equities only.

EXCEPTIONS:

OPTIONAL DIVIDENDS: The cash portion will NOT be included in this schedule. Securities Paying out of issued currency will not be part of this schedule, e.g. Mandarin Oriental - This is safekept as US Security but issued in Hong Kong.

The following Countries are NOT on the Assured Dividend Schedule but MSTC will continue to review market practice in countries and work with our agents to add these to the schedule as soon as possible:

            Botswana
            Brazil
            China
            Colombia
            Czech Republic
            Ghana
            Greece
            Hungary
            India
            Israel
            Jordan
            Luxembourg
            Mexico
            Morocco
            Pakistan
            Papua New Guinea
            Peru
            Philippines
            Poland
            South Africa
            Sri Lanka
            Taiwan
            Uruguay
            Venezuela
            Zimbabwe

                                   APPENDIX 10

                                Proxy Procedures

NOTIFICATION:

      2. Meeting dates will be loaded into REUM (International Reorg Calendar) via Telekurs and manually. Manual update information will come from our sub-custodians and ISS.

      3.

      3. Agenda items and materials will be requested from the respective agent. Agenda items will be distributed via REUM and materials will be distributed upon request.

      4. Clients will receive basic details of each upcoming meeting via mail or fax instructions initiated through REUM.

      5. Upon receipt of the agenda items, the client will receive final details of the meeting: meeting dates, agenda items, MSTC response deadline and details of any fees.

CLIENT RESPONSE:

      MSTC will recap the clients proxy vote upon receipt. The clients vote(s) will be input into REUM for reporting.

      MSTC will not endeavor to follow-up with clients if they do not send a proxy vote prior to the deadline. (Clients will be reminded of this with each announcement.)

AGENT RESPONSE:

      On MSTC response deadline, the votes will be tallied and forwarded to our sub-custodian via mail, SWIFT or TELEX.

BILLING:

            Proxy voting fees will be added to the monthly Custody Fee Bill as a separate line item. Attached to this line item will be the details of each vote.

            Reporting will be available to the client monthly, quarterly, semi-annually, or annually upon request. The client will be able to choose from two versions of the repoft:

            Version A will include: company name, meeting date, and quantity of shares voted.

            Version B will include: company name, meeting date, quantity of shares voted, agenda items, and the client's voted choice.

BLOCKING OF SHARES FOR VOTING:

            For the countries that require blocking of the shares being voted at the AGM or EGM, the sub-custodian will place a restriction ('block') on these shares upon receipt of our voting instructions and will remain until one business day following the meeting. To reflect this block on MSTC records we will place a memo reference on the position which will be tracked by the edit check system in MTUA. This memo reference will remain until the shares are released by the sub-custodian.

            Memo reference entries will be made manually until system enhancements are made available.

REGISTRATION OF SHARES FOR VOTING:

            For the countries that require the shares to be registered in the name of the beneficial owner, we will need to provide the name and address of the beneficial owner at the same time we give the voting instructions. Time is critical, as the shares are usually required to be registered by a specified time period prior to the meeting date (one to several weeks). The shares will be re-registered to the sub-custodian's nominee name on one business day after the AGM or EGM. To reflect this block on MSTC records we will place a memo reference on the position which will be tracked by the edit check system in MTUA. This memo reference will remain until the shares are fully re-registered by the sub-custodian.

            Memo reference entries will be made manually until system enhancements are made available.

COUNTRY           SPECIFIC PROCEDURES

Australia         As detailed above.

Austria Shares must be blocked prior to the meeting and will be unblocked on meeting date + 1. Shares will be unavailable for trade settlement during this period.

                  Cut memo reference journals to restrict the shares from trade settlement.

                  Lawyer fees will be charged for a vote against or to abstain. The sub-custodian will make arrangements for the lawyer.

Belgium           As detailed above.

Canada Votes will be tallied and forwarded directly to the registrar or company rather than the sub-custodian. A proxy card must be completed for each company.

Denmark Shares need to be registered 3 1/2 months prior to the meeting. Upon receipt of instructions to vote the proxy, MSTC will instruct our agent (via SWIFT or Telex) to register the required shares. Shares will be unavailable for trade settlement until the shares are returned to the previous registration. Details and agenda will not be available until at least 6 weeks prior to the meeting. (varies)

                  Cut memo reference journals to restrict the shares from trade settlement.

            ** NOTE: Since shares must be registered prior to the provision of the meeting details and agenda, instructions for intent to vote at the meeting must be received 3 1/2 months prior to the meeting date.

                  Service is provided for the 50 major companies only.

                   Baltica                   Baltica Holding
                   Bang & Olufsen Hldg       Burmeister & Wain Hldg
                   Carlsberg                 Cheminova Holding
                   Coloplast                 Danisco

                   Danske Luftfartselkab     Denske Trelastompagni
                   Den Danske Bank           DFDS
                   D/S AF 1912               D/S AF Svendborg
                   D/S Torm                  F. Junckers Industrier
                   Fls Industries            Ford Motor Company
                   GN Store Nord             H&H Industri Holding
                   Hafnia Holding            Incentive
                   ISS - Int Service System  J. Lauritzen Holding
                   Jyske Bank                Korn Og FoderstofKomp
                   Kryolitselskabet Oresund  Micro Matic
                   Monberg & Thorsen Hldg    NKT
                   Novo Nordisk              Phonix
                   Radiometer                Royal Copenhagen
                   SCS Holding               Sophus Berendsen
                   Sparekassen Bikuben       Superfoss
                   Tele Danmark              Topdanmark
                   Unidanmark                Varde Bank
                   Villadsens Fabr           Wessel & Vett
                   O.K. Holding Co.          Ostasiatisk Kompagni
                   Aalborg Portland          Aarhus Oliefabrik

Finland Shares must be registered at least 1 month prior to the meeting. Upon receipt of instructions to vote the proxy, MSTC will instruct our agent (via SWIFT or Telex) to register the required shares and lodge the vote. Shares will be unavailable for trade settlement until the shares are returned to the previous registration.

            Cut memo reference journals to restrict the shares from trade settlement.

            Registration fees will vary based upon the type of registration; book- entry or share certificate. Book-entry registration will be 250fim and the share certificate registration will be 5fim per share with a minimum of 50fim.

France Shares must be blocked prior to the meeting and will be unblocked on meeting date + 1. Shares will be unavailable for trade settlement during this period.

            Cut memo reference journals to restrict the shares from trade settlement.

Germany Once all votes are tallied we will provide one general vote which must be an original proxy form with two authorized signatures from MSTC. Shares must be blocked upon receipt of the proxy form and will be unblocked on meeting date + 1. Shares will be unavailable for trade settlement during this period.

            Cut memo reference journals to restrict the shares from trade settlement.

Hong Kong   As detailed above.

Ireland     As detailed above.

Italy Once all votes are tallied we will provide Studio Caleselle with our voting instructions. The fee will be divided by the number of clients that choose to vote.

Singapore   As detailed above. Shares which are not duly registered on or before the meeting date will not carry voting rights. Shares under registration or blocking of shares held in "Street Name" will not have voting rights.

Spain As detailed above. Shares must be purchased 5 days prior to the meeting, in order to be eligible to vote.

Sweden Registration instructions must be sent to our sub-custodian first via facsimile and confirmed by telex 12 days prior to the meeting. Voting instructions, Power of Attorney, and cover letter must be received by our sub-custodian seven days prior to the meeting. After the meeting the shares are returned to their original registration. The shares will be unavailable for trade settlement during this period.

            Cut memo reference journals to restrict the shares from trade settlement.

            There is a fee for registration in and out of the clients' name, voting, and translation.

            Our sub-custodian is prepared to vote for the following companies only, but has plans to extend this service to smaller companies in the future:

                        Aga               Sandvik
                        Asea              Skandia
                        Astra             S-E Banken
                        Atlas Copco       Skanska
                        Electrolux        SKF
                        Ericsson          Stora
                        Incentive         SCA
                        Industrivarden    Handelsbanken
                        Investor          Sydkraft
                        Nobel       Trelleborg
                        Procordia         Volvo

                                   APPENDIX 11

                            Fixed Income Collections
                            Assured Payment Schedule

                             Effective October 1994

      Countrv                                   Schedule
      -------                                   --------

      Australia                                 PD
      Austria                                   PD
      Belgium                                   PD
      Canada                                    PD
      Denmark                                   PD
      Finland                                   PD
      France                                    PD
      Germany                                   PD
      Hong Kong                                 PD
      Italy                                     PD
      Ireland                                   PD
      Japan                                     PD
      Netherlands                               PD
      New Zealand                               PD
      Norway                                    PD
      Spain                                     PD
      Sweden                                    PD
      Switzerland                               PD
      United Kingdom                            PD
      United States                             PD + 1


      NOTE:    All other Euroclear eligible bonds will also be paid on PD.

United States bonds which are held at DTC are paid with clearing house funds and therefore will be paid PD + 1. However, bonds held at Chemical Bank will continue to be paid on PD.

                                   APPENDIX 12

                      Daily Transmission of Client Reports

Each business day, the Custodian will electronically transmit the following reports listed to the Client's mainframe and/or workstation as agreed with the Custodian.

      Report Title                                       Report ID

Cash Balance Forecast Summary                               AI7441
Cash Balance Forecast Detail                                AI7442
Fail Trade Report                                           AI765M
Daily Interest Report                                       BI6000
Monthly Interest Report                                     BI6001
Valuation Summary by Industry Sector with Security Type     MT5014
Valuation by Holding Location                               MT5016
Valuation Investment Summary                                MT5019
Holdings Extract                                            MT502X
Security Holding Listed Alphabetically                      MT5022
Cash Summary                                                MT503A
Client Statement of Cash                                    MT5038
Dividend Announcements                                 MT506C
Accrual Income Due Recap                                    MT506J
Accrual Income Due Summary                                  MT506K
Reclaim Income Due Recap                                    MT506L
Reclaim Income Due Summary                                  MT506M
Ex-date Repor (Month-to-Date)                               MT5062/65
Pay-date Report (Month-to-Date)                        MT5064/66
Schedule of Purchases                                       MT5122
Schedule of Sales                                           MT5123
Corporate Action Recap                                      MT5134
Transaction Detail Report                                   MT5306
Positions/Prices Extract                                    MT533X
Market Prices in Client Currency                       MT5332

                                   APPENDIX 13

                     Monthly Transmission of Client Reports

      Report Title                                          Report ID
      ------------                                          ---------

Monthly Interest Report                                     BI600l
Valuation Summary by Industry Sector with Security Type     MT50l4
Valuation by Holding Location                               MT5016
Valuation Investment Summary                                MT5019
Holdings Extract                                            MT502X
Security Holding Listed Alphabetically                      MT5022
Cash Summary                                                MT503A
Client Statement of Cash                                    MT5038
Dividend Announcements                               MT506C
Accrual Income Due Recap                                    MT506J
Accrual Income Due Summary                                  MT506K
Reclaim Income Due Recap                                    MT506L
Reclaim Income Due Summary                                  MT506M
Ex-date Repor (Month-to-Date)                               MT5062/65
Pay-date Report (Month-to-Date)                      MT5064/66
Schedule of Purchases                                       MT5122
Schedule of Sales                                           MT5123
Corporate Action Recap                                      MT5134
Transaction Detail Report                                   MT5306
Positions/Prices Extract                                    MT533X
Market Prices in Client Currency                     MT5332

                                   APPENDIX 14

                            Contacts at the Custodian

Client Service Team
-------------------

Mistretta, Peter (MIST)       (718) 754-4801
Crinieri, Michael (MCRIN)     (718) 754-2713
Buck, Stephen (SBUCK)         (718) 754-4334
Roccato, Daniel (DROCC)       (718) 754-2707

           NAME               COUNTRY            EXTENSION          MAILBOX ID
           ----               -------            ---------          ----------

Operations Team
(Cash/Securities/Reconciliation)

Rubin, Gerry                  VP-Settlements     (718) 754-5524     GERRYR
                              North America
Jarvin, Tim (Luxembourg)      VP-Settlements     352-463-46-215     TIMJ
                              Europe
Bopp, Anthony                 Latin America      (718) 754-2736     BOPP
Chan, Kitty (Hong Kong)       Far East           011-852-848-5262   KITTY
Cofield, Calvin               USA, Canada        (718) 754-5065     COFIELD
Commaille, Guy (Australia)    Far East           011-612-777-1143   GCOM
Coppin, Bruce                 Far East           (718) 754-2735     COP
Davies, Tom (Luxembourg)      Europe             352-346-46-233     DAVIES
Goes, Paul (Luxembourg)       Europe             352-346-46-234     GOES
Harper, Wayne                 USA/Canada         (718) 754-5476     HARP
Harrison, David (Australia)   Far East           011-612-777-1143   HARRI
Kapoor, Ramesh                Europe             (718) 754-2773     RKAP
Kasinathan, Thambo            Europe             352-346-46-213     THAMBO
(Luxembourg)
Manon, Tomas (Luxembourg)     Europe             352-346-46-256     MANON
Martin, Rod                   Latin America      (718) 754-4988     ROD
Miller, Kami                  Europe             (718) 754-4868     KAMIL
Otten, Marie (Luxembourg)     Europe             352-463-46-235     OTTEN
Robertson, Bill               USA/Canada         (718) 754-4691     BROB
Skrodanes, David              Latin America/Far  (718) 754-2745     SKROD
                              East/Europe-TL
Spellman, Keith               USA/Canada         (718) 754-4918     KRS
Teller, Ray                   Far East           (718) 754-4653     TELL
Young, Jean (Luxembourg)      Europe             352-463-46-210     JEAN

Trade Processing
----------------

Bartolotta, Tracey            All                (718) 754-2776     TRAC
Serman, Reeve                 All                (718) 754-4902     REEVE
Serrano, Rousana              All                (718) 754-2844     ROUSA

Corporate Actions Team
----------------------

Cohen, Michael             Far East         (718) 754-2741   MSCOHEN
Contaldi, Greg             USA/Canada       (718) 754-2751   CONTA
Emmerson, Tammy            Europe           (718) 754-4659   TAMMYE
Giroux, David              Team Leader      (718) 754-2754   GIR
Hands, David               Europe           (718) 754-5248   HAND
Porinchak, Marypat         Proxy            (718) 754-5541   PORI
Stern, Mike                Europe/Far East  (718) 754-2749   MSTER

Security Lending
----------------

Minio, Angela              Vice President   (718) 754-2762   AMINIO
Bruno, Joe                 All              (718) 754-2750   JBRUN
Infante, Myrna             All              (718) 754-2716   INFANTE
Scott, Elizabeth           All              (718) 754-2819   ESCOTT
Jacobs, Ina                All              (718) 754-2737   IJAC
Shannon, Jim               All              (718) 754-2747   SHANNON
Pastor, Diane              All              (718) 754-4878   DIANE

Dividends/Tax Reclaim Team
--------------------------

Conway, Bill                                (718) 754-2742   WCOM
Dougherty, Dan                              (718) 754-2732   DANP
Garguiolo, John                             (718) 754-5644   JOHNNYG
McGuire, Kevin                              (718) 754-2752   KEVINJ
O'Brien, Mitchell                           (718) 754-4788   MOB
O'Rourke, Susan                             (718) 754-2980   SUSAN
Palagonia, Michael                          (718) 754-4074   MPAL
Poulos, Peter                               (718) 754-4065   POULOS
Shore, Kirsten                              (718) 754-2882   SHORE
Zimmerman, Sheila                           (718) 754-4787   ZIMME

Fixed Income Team
-----------------

Bright, Clifton            All              (718) 754-4788   CLIFB
Delcore, Mark              All              (718) 754-2758   CORE
Mauer, Bill                All              (718) 754-2780   BMAUER

Foreign Exchange Team
---------------------

Alber, Russell             All              (718) 754-2740   TRUSTFX
Downey, James              All              (718) 754-2777   TRUSTFX
Maluste, Rajiv             All              (718) 754-2777   TRUSTFX

Cash and Claims Team
--------------------

King, David (Luxembourg)   Europe           352-346-46-250   DK
King, Kevin (Luxembourg)   Europe           352-463-46-250   KKING
Mueller, Liz               All              (718) 754-2779   CASHPROD
Pillay, Joanne             All              (718) 754-2775   CASHPROD
Pulakhandan, Tanuja        All              (718) 754-2772   CASHPROD
Testa, Mark                All              (718) 754-2910   CASHPROD
Wing, Infante              All              (718) 754-2951   CASHPROD

Client Data Services
--------------------

Adams, Lorraine                                (718) 754-5048      LADAMS
Cherney, David                                 (718) 754-2724      DAVIDC
Donnelly, John                                 (718) 754-2723      JLDIII
Hill, Matthew                                  (718) 754-2704      MATTHEW
Murphy, Joyce                                  (718) 754-4654      JMURPHY
Mihailescu, Dana                               (718) 754-2748      DANA
Zwolak, Dorinda                                (718) 754-2705      DORINDA
Sterlacci, Carol                               (718) 754-4077      CAROLS
Woods, Diane                                   (718) 754-4449      WOODSD
Sealy-Chin, Cheryl                             (718) 754-4397      SCHIN

Network Management Team
-----------------------

DiMaria, Lina (London)     Europe/Middle East  011-4471-425-8455   LINA
Engleman, Traci            All                 (718) 754-2710      TRACI
Iuzzini, Anthony           Vice President      (718) 754-2711      AI
Pitcher, James (London)    Europe/Middle East  011-4471-425-8456   PITCHER
Seibert, Keith             Emerging Markets    (718) 754-4917      KSEI
Sisco, Gregg               Latin America       (718) 754-2712      SISCO
Bohchalian, Ara            All                 (718) 754-5108      ARA
Samuels, Michele           All                 (718) 754-2714      MICHE
Turner, Kevin              Europe              011-4471-425-4736   INTURN
Lau, Jeanette (Hong Kong)  Far East            852-848-5020        JLAU
Glover, David (Hong Kong)  Far East            852-848-5211        DGLOVER

Technical Support Team
----------------------

MSTC Help Desk (NY)                            (718) 754-5444      MSTCHD

                                   APPENDIX 15

Directed Securities Lending Transaction
Settlement Deadlines

(Note:  All times listed are New York Time)

Country:                   Preferred Date of   Deadline:
--------                   ------------------  ---------
                           Receipt:
                           --------

Australia                  Trade date          Settlement date minus 1 business day

Austria                    Trade date          Settlement date minus 1 business day (10 AM)

      *Non-Euroclear/Cedel                     Settlement date minus 2 business days

Belgium                    Trade date          Settlement date minus 1 business day

Canada                     Trade date          Settlement date minus 1 business day

Denmark                    Trade date          Settlement date minus 1 business day (12 PM)

      *Non-Euroclear/Cedel                     Settlement date minus 2 business days

France                     Trade date          Settlement date minus 1 business day

Germany                    Trade date          Settlement date minus 1 business day

      *Registered Shares   Trade date          Settlement date minus 3 business days

Hong Kong                  Trade date          Settlement date minus 1 business day

Japan                      Trade date          Settlement date minus 1 business day

      *JGB's               Trade date          Settlement date minus 2 business days

Malaysia                   Trade date          Settlement date minus 2 business days

Netherlands                Trade date          Settlement date minus 2 business days with
                                               "STOCK LOAN" on instructions

New Zealand                Trade date          Settlement date minus 3 business days

      *Outside Wellington                      Settlement date minus 4 business days

Norway                     Trade date          Settlement date minus 1 business day (12 PM)

      *Non-Euroclear/Cedel                     Settlement date minus 2 business days

Singapore                  Trade date          Settlement date minus 2 business days

Sweden                     Trade date          Settlement date minus 2 business days (12 PM)

      *Non-Euroclear/Cedel                     Settlement date minus 2 business days (4 PM)

Switzerland                Trade date          Settlement date minus 2 business days

      *Registered Shares                       Settlement date minus 3 business days


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

United States              Trade date          Settlement date
(10 AM)
(including Canadian DTC eligible)

It is not recommended that trades be transmitted at the deadline as MSTC cannot proactively advise the Client of any settlement problems prior to contractual settlement day.

Add One business day to the settlement period for any instructions received between 12:00 PM and 4:00 PM.


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